Assignment of Promissory Note

WHEREAS, Shefali Vibhakar (hereinafter referred to as “Assignor”) is the owner and holder of the following described promissory note:

Maker(s): Genesys Industries, Inc.

Face amount: $ 6190 & 00/100 dollars)

Interest rate: 5%

Present balance due: $ 6190 & 00/100 dollars)

Pay to the order of Shefali Vibhakar.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties , intending to be legally bound, agrees as follows:

1. Assignor hereby assigns and transfers all her right, title and interest in the aforementioned promissory note to Twiga Capital Partners, LLC (the “Assignee”).

2. The Maker agrees to abide by the terms of this Assignment of Promissory Note and honor all its obligations thereunder to the Assignee.

3. This assignment is without recourse to the Assignor.

Dated: Nov 15th, 2017

/s:/ Shefali Vibhakar Assignor

/s:/ Twiga Capital Partners, LLC Assignee

/s:/ Genesys Industries, Inc. Maker